EXHIBIT 4.2

                               Authorization Form















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                                Sun Bancorp, Inc.
                          Employee Stock Purchase Plan
                      Payroll Deduction Authorization Form
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A.  |_|   I hereby  authorize Sun Bancorp,  Inc. to deduct  $_____________  from each paycheck (minimum of $10, in increments of $5, not to exceed $985
          per   paycheck)   beginning   on   ____________   (or   as   soon   as
          administratively feasible) and continuing thereafter until otherwise notified. Such amounts shall be paid monthly on my behalf to Sun Bancorp, Inc. as the Plan Administrator of the Sun Bancorp, Inc. Employee Stock Purchase Plan (the "Plan") at the address noted below, for the exercise of options to purchase Sun Bancorp, Inc. Common Stock in the open-market or directly from the Company for my Plan account maintained by the Plan Administrator in accordance with the terms of the Plan. Such Options to purchase Common Stock under the Plan shall be deemed exercised by me, unless I shall deliver written notice to the Plan Administrator not less than 5 days before the next January 1, April 1, July 1 or October 1, whichever is earlier, not to exercise such Options on my behalf.

B.  |_|   I hereby request the delivery of _____ shares of Common Stock held in my account under the Plan.

C.  |_|   I hereby request that _____ shares of Common Stock held in may account under the Plan be distributed to me in the form of cash as provided under the Plan.

D.  |_|   I hereby request that my participation under the Plan cease as soon as administratively feasible.

E.  |_|    I hereby waive participation in the Plan at this time.



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           I understand that all such  transaction by the Plan  Administrator on my behalf shall be made subject to the Plan's terms and conditions. I understand that I can terminate this authorization for payroll deduction at any time with not less than 5 days written notice prior to the next January 1, July 1, April 1, or October 1, to the Plan
           Administrator  at  the  address  noted  below.   Further,   I  hereby
           acknowledge   receipt  of  a  copy  of  the  Prospectus   related  to
           participation under the Plan and understand that my election to participate in this Plan is completely voluntary on my part.


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                   Employee, Legal Name (Please print or type)


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                   Employee Signature                       Date


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                   Employee Social Security Number


Signed forms should be delivered to:

   Plan Administrator,
   Sun Bancorp, Inc.
   Employee Stock Purchase Plan,
   c/o  Human Resources Department,
   Sun Bancorp, Inc.
   226 Landis Avenue
   Vineland, New Jersey  08360

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Plan Administrator:
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Payroll deductions to begin:
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